                         Exhibit 10m
                         -----------
























                     LEVI STRAUSS & CO.
           SUPPLEMENTAL UNEMPLOYMENT BENEFIT PLAN









                Effective as of July 8, 1992
                      TABLE OF CONTENTS

                                                                       PAGE

ARTICLE I      INTRODUCTION . . . . . . . . . . . . . . . . . . . . . .   1

     1.1   Introduction . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .   1

     2.1   Definitions. . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE III    ELIGIBILITY AND PARTICIPATION. . . . . . . . . . . . . .   5

     3.1   Eligibility and Participation. . . . . . . . . . . . . . . .   5

ARTICLE IV ELIGIBILITY FOR BENEFITS . . . . . . . . . . . . . . . . . .   5

     4.1   Eligibility for a Benefit. . . . . . . . . . . . . . . . . .   5
     4.2   Disputed Claims for State System Benefits. . . . . . . . . .   6
     4.3   No Vested Right to Benefits. . . . . . . . . . . . . . . . .   6
     4.4   One-Week Waiting Period. . . . . . . . . . . . . . . . . . .   6

ARTICLE V      AMOUNT OF BENEFITS . . . . . . . . . . . . . . . . . . .   7

     5.1   Benefits . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     5.2   Benefit Advance. . . . . . . . . . . . . . . . . . . . . . .   7
     5.3   Duration of Benefits . . . . . . . . . . . . . . . . . . . .   8
     5.4   State System Benefit and Other Compensation. . . . . . . . .   8
     5.5   Benefit Overpayments . . . . . . . . . . . . . . . . . . . .   9
     5.6   Receipt of Benefits. . . . . . . . . . . . . . . . . . . . .   9
     5.7   Termination of Benefits. . . . . . . . . . . . . . . . . . .   9

ARTICLE VI APPLICATION, DETERMINATION OF ELIGIBILITY, AND
               APPEAL PROCEDURES FOR BENEFITS . . . . . . . . . . . . .  10

     6.1   Applications . . . . . . . . . . . . . . . . . . . . . . . .  10
     6.2   Determination of Eligibility . . . . . . . . . . . . . . . .  11

ARTICLE VII    ADMINISTRATION OF THE PLAN . . . . . . . . . . . . . . .  12

     7.1   Powers and Authority of LS&CO. . . . . . . . . . . . . . . .  12
     7.2   Powers and Authority of the Administrative Committee . . . .  14
     7.3   Responsibilities of the Administrative Committee . . . . . .  16
     7.4   Administration Procedures and Authority of the
             Administrative Committee . . . . . . . . . . . . . . . . .  16
     7.5   Power to Do All Necessary Acts . . . . . . . . . . . . . . .  17
     7.6   Determination of Qualifying Layoff . . . . . . . . . . . . .  17

ARTICLE VIII   PARTICIPANT ADMINISTRATIVE PROVISIONS. . . . . . . . . .  18

     8.1   Personal Data to Administrative Committee. . . . . . . . . .  18
     8.2   Address for Notification . . . . . . . . . . . . . . . . . .  18
     8.3   Information Available. . . . . . . . . . . . . . . . . . . .  18

ARTICLE IX FIDUCIARY DUTIES . . . . . . . . . . . . . . . . . . . . . .  19

     9.1   Fiduciaries. . . . . . . . . . . . . . . . . . . . . . . . .  19
     9.2   Allocation of Responsibilities . . . . . . . . . . . . . . .  19
     9.3   Procedures for Delegation and Allocation of
             Responsibilities . . . . . . . . . . . . . . . . . . . . .  19
     9.4   General Fiduciary Standards. . . . . . . . . . . . . . . . .  20
     9.5   Allocation of Fiduciary Liability. . . . . . . . . . . . . .  20
     9.6   Indemnification of Fiduciaries . . . . . . . . . . . . . . .  21

ARTICLE X  FINANCIAL PROVISIONS AND REPORTS . . . . . . . . . . . . . .  22

     10.1  Establishment of Trust Fund. . . . . . . . . . . . . . . . .  22
     10.2  Maximum Funding. . . . . . . . . . . . . . . . . . . . . . .  22
     10.3  Company Contributions. . . . . . . . . . . . . . . . . . . .  22
     10.4  Effect of Withholding. . . . . . . . . . . . . . . . . . . .  22
     10.5  Liability. . . . . . . . . . . . . . . . . . . . . . . . . .  23
     10.6  No Vested Interest . . . . . . . . . . . . . . . . . . . . .  23
     10.7  Cost of Administering the Plan . . . . . . . . . . . . . . .  23
     10.8  Benefit Payment Drafts Not Presented . . . . . . . . . . . .  23

ARTICLE XI AMENDMENT AND TERMINATION OF THE PLAN. . . . . . . . . . . .  24

     11.1  Amendment and Termination. . . . . . . . . . . . . . . . . .  24
     11.2  Effect of Revocation of Federal Rulings. . . . . . . . . . .  24
     11.3  Notice of Change in Terms. . . . . . . . . . . . . . . . . .  24

ARTICLE XII    CONTROVERSIES AND DISPUTES . . . . . . . . . . . . . . .  24

     12.1  Reliance Upon Records. . . . . . . . . . . . . . . . . . . .  24
     12.2  Determination by Administrative Committee Binding. . . . . .  25
     12.3  Compromise . . . . . . . . . . . . . . . . . . . . . . . . .  25
     12.4  Right to Obtain Adjudication of Disputes . . . . . . . . . .  25

ARTICLE XIII   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . .  25

     13.1  Limitations on Participants' Rights and Nature of Benefits .  25
     13.2  No Assignment Permitted. . . . . . . . . . . . . . . . . . .  26
     13.3  Payments to Minors and Incompetents. . . . . . . . . . . . .  26
     13.4  Withholding. . . . . . . . . . . . . . . . . . . . . . . . .  26
     13.5  Execution of Receipts and Releases . . . . . . . . . . . . .  26
     13.6  Company Records. . . . . . . . . . . . . . . . . . . . . . .  27
     13.7  Interpretations and Adjustments. . . . . . . . . . . . . . .  27
     13.8  Uniform Rules. . . . . . . . . . . . . . . . . . . . . . . .  27
     13.9  Evidence . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     13.10 Severability . . . . . . . . . . . . . . . . . . . . . . . .  27
     13.11 Notice . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     13.12 Waiver of Notice . . . . . . . . . . . . . . . . . . . . . .  27
     13.13 Successors . . . . . . . . . . . . . . . . . . . . . . . . .  27
     13.14 Headings . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     13.15 Word Usage . . . . . . . . . . . . . . . . . . . . . . . . .  27
     13.16 Calculation of Time. . . . . . . . . . . . . . . . . . . . .  28
     13.17 Construction . . . . . . . . . . . . . . . . . . . . . . . .  28
                          ARTICLE I

                        INTRODUCTION
                        ------------

     1.1 Introduction. The Levi Strauss & Co. Supplemental Unemployment Benefit Plan (the "Plan") has been adopted by Levi Strauss & Co. ("LS&CO.") to provide for the payment of Benefits as provided hereunder to supplement the state unemployment benefits of its eligible Employees.


                           ARTICLE

                         DEFINITIONS
                         -----------

     2.1 Definitions. When a word or phrase shall appear in the Plan with the initial letter capitalized, the word or phrase generally shall be a term defined in this ARTICLE II. Wherever, the following words and phrases occur in the text of the Plan with the initial letter capitalized, such words and phrases shall have the meanings set forth in this ARTICLE II, unless a clearly different meaning is required by the context in which the word or phrase is used:

           (a) "Administrative Committee" means the committee appointed to administer the Plan as described in Section 7.2.

           (b) "Benefit" means a benefit payable to a participant under
Section 5.1 of the Plan for a Week of Layoff.

           (c) "Board" means the Board of Directors of LS&CO.

           (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time and any regulations or rulings issued thereunder.

           (e) "Company" means LS&CO.

           (f) "Compensated or Available Hours" means for a given Week the sum of:

               (1) all hours for which an Employee receives pay from the Company (excluding pay in lieu of vacation) with each hour paid at other than base rate or regular rate to be counted as 1 hour; plus

               (2) all hours scheduled for or made available to the Employee by the Company but not worked by him or her after having been given reasonable notice (including any period on leave of absence).

           (g) "Effective Date" means July __, 1992.

           (h) "Employee" means an individual receiving remuneration or who is entitled to remuneration on an hourly basis for services rendered to the Company in the legal relationship of employer and employee in a category described on Schedule 1 hereto.

           (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations or rulings issued thereunder.

           (j) "Layoff" means, with respect to any Employee, any absence, on or after the Effective Date, of Compensated or Available Hours from the Company for reasons specified in section 501(c)(17) of the Code, subject to any Schedule hereto.

           (k) "LS&CO." means Levi Strauss & Co., a Delaware corporation.

           (l) "One-Week Waiting Period" means a Week during which the Employee is continuously on Qualifying Layoff and no Benefits are paid under the Plan.

           (m) "Other Compensation" means compensation received by the Participant as determined pursuant to Section 5.4.

           (n) "Participant" means an Employee eligible to participate in the Plan pursuant to ARTICLE III.

           (o) "Plan" means the Levi Strauss & Co. Supplemental Unemployment Benefit Plan set forth in this instrument, and as it may hereafter be amended.

           (p) "Qualifying Layoff" means an Employee's Layoff for all or part of any Week resulting from inventory balancing, including product line changes, if:

               (1) Such Layoff was not for disciplinary reasons, and was not a consequence of:

                    (i) Any strike, slowdown, work stoppage, picketing (whether or not by Employees), or concerted action, at a Company plant or plants, or any dispute of any kind involving Employees, whether at a Company plant or plants or elsewhere;

                    (ii) Any fault attributable to the Employee or Employees, including but not limited to vandalism or theft;

                    (iii) Any war or hostile act of a foreign power (but not government regulation or controls connected therewith);

                    (iv) Sabotage (including but not limited to arson) or insurrection;

                    (v)   Any act of God; or

                    (vi) Any action or inaction within the control of the facility at which the Employee is employed;

     provided, however, that determination of whether a Qualifying Layoff has occurred shall be made in accordance with Section 7.6.

               (2) With respect to such Week the Employee was not eligible for and was not claiming;

                    (i) Any statutory or Company accident or sickness or any other disability benefit;

                    (ii) Any Company pension or retirement benefit, except for a pension or retirement benefit that the Employee was receiving as of the Layoff; and

                    (iii) Any benefits based on any federal or state statute, including without limitation the Worker Adjustment and Retraining Notification Act, Title VII, and state workers' compensation laws, excluding State System Benefits; or

               (3) With respect to such Week the Employee was not in military service (other than short term active duty of 30 days or less, including required military training, in a National Guard, Reserve or similar unit) or on a military leave.

           (q) "Salary" means the average weekly rate of compensation (including incentive compensation) of the Employee for the preceding calendar quarter.

           (r) "Schedule" means any Schedule attached to this Plan.

           (s) "Service" means the Employee's period of continuous employment with the Company. An Employee shall not be required to work any specified number of hours for the Company in order to have Service for purposes of this Plan. For purposes of Section 4.1(e), Service includes periods during which an Employee is on Qualifying Layoff.

           (t) "State System" means any system or program established pursuant to any state or federal law for paying benefits to persons on account of their unemployment under which a person's eligibility for benefit payments is not determined by application of a "means" or "disability" test. The term "State System" also includes:

               (1) Any system or program established by law to supplement, replace or extend the benefits available under any state or federal laws for paying benefits to persons on account of their employment; or

               (2) Any such system or program established for the primary purpose of education or vocational training where such programs may provide for training allowance.

           (u) "State System Benefit" means an unemployment benefit payable under a State System, including any dependency allowances and training allowances but excluding any allowance for transportation, subsistence, equipment or other cost of training and excluding any "Back-To-Work" payment for a week made, in addition to the regular State System Benefit otherwise payable for such week, to an Employee who has been on Layoff for a prescribed number of weeks and returns to full-time work within a prescribed period. "State System Benefits" shall also mean a lost time benefit which an Employee received under a workers compensation law or other law providing benefits for occupational injury or disease, while not totally disabled. If an Employee receives a workers compensation benefit while working full time and a higher workers compensation benefit while on Layoff from the Company, only the amount by which the workers compensation benefit is increased shall be included.

           (v) "Trust Agreement" means the trust agreement entered into by LS&CO. and the Trustee, as amended from time to time, which establishes the Trust Fund. The Trust Agreement shall constitute a part of the Plan.

           (w) "Trust Fund" means the trust fund established under the Plan to receive and invest Company contributions and to pay Benefits under the Plan.

           (x) "Trustee" means the individual or entity appointed by LS&CO. as trustee or trustees of the Trust Fund.

           (y) "Week" when used in connection with eligibility for and computation of Benefits with respect to a Participant means a period of Layoff equivalent to a Work Week. If there is a difference between the starting time of a Work Week and of a week under an applicable State System, the Work Week shall be paired with the State System week which corresponds most closely thereto in time. If a Participant becomes ineligible for a State System Benefit because of the reasons set forth in Section 4.1(b), during a continuous period of Layoff, the week under the State System shall be assumed to continue to be, for the duration of the Layoff period during which the Participant remains so ineligible, the 7-day period for which a State System Benefit was last paid to the Participant during such continuous period of Layoff. Each Week within a continuous period of Layoff will not be considered a new or separate Layoff.

           (z) "Work Week" or "Pay Period" means 7 consecutive days beginning on Monday at the regular starting time of the shift to which the Participant is assigned, or was last assigned immediately prior to being laid off.

                         ARTICLE III

                ELIGIBILITY AND PARTICIPATION
                -----------------------------

     3.1 Eligibility and Participation. To the extent provided on any Schedule hereto: (a) Each Employee who is employed by the Company as of the Effective Date shall become a Participant in the Plan on the Effective Date; and (b) Each other Employee shall become a Participant in the Plan on the date he or she commences employment with the Company.



                         ARTICLE IV

                  ELIGIBILITY FOR BENEFITS
                  ------------------------

     4.1 Eligibility for a Benefit. A Participant will be eligible for a Benefit for any Week with respect to which Week he or she:

           (a) Is on a Qualifying Layoff for all or part of the Week;

           (b) Received a State System Benefit not currently under protest by the Company or was ineligible for a State System Benefit only for one or more of the following reasons:

               (1) The Participant did not have prior to Layoff a sufficient period of employment or earnings covered by the State System or had not satisfied any applicable waiting period for State System Benefits; or

               (2) The Participant has exhausted his or her State System Benefit rights;

           (c) Met any registration and reporting requirements of an employment office of the applicable State System;

           (d) Did not receive an unemployment benefit under any contract or program of another employer or under any other plan of the Company (and was not eligible for such a benefit under a contract or program of another employer); and

           (e) Has completed 6 months of Service with the Company.

     4.2 Disputed Claims for State System Benefits. The payment of any Benefit otherwise payable to a Participant under the Plan will be suspended with respect to any Week for which the Participant has

           (a) been denied a State System Benefit, and the denial is being protested by the Participant through the procedure provided therefor under the State System, or

           (b) received a State System Benefit, payment of which is being protested by the Company through the procedure provided therefor under the State System and such protest has not, upon appeal, been held by the State System to be frivolous until such dispute shall have been resolved.

If the dispute shall be finally determined in favor of the Participant, the Benefit otherwise payable to him or her under the Plan shall be paid. If the dispute shall be finally determined against the Participant, the Benefit payable to him or her under the Plan shall be recomputed and, if any Benefit remains payable to the Participant, paid.

     4.3 No Vested Right to Benefits. A Participant shall only be entitled to Benefits under the Plan to the extent provided pursuant to this ARTICLE IV, as it may be amended from time to time, and such Participant shall in no way have any vested right to Benefits hereunder.

     4.4 One-Week Waiting Period. Notwithstanding any other provision of the Plan to the contrary, no Benefits shall be payable under the Plan until the Participant has satisfied a One-Week Waiting Period. The One-Week Waiting Period requirement is satisfied if the One-Week Waiting Period has occurred during the 52 consecutive Weeks preceding the Week for which Benefits are first payable hereunder.

                          ARTICLE V

                     AMOUNT OF BENEFITS
                     ------------------

     5.1   Benefits.      (a) In General.  Subject to any Schedule, the
Benefit payable to an eligible Participant for any Week shall be an amount which, when added to his or her State System Benefit and Other Compensation, will equal 90% of his or her Salary. The Benefit shall be adjusted for overpayments pursuant to Section 5.5.

               (b)  Welfare Plan Benefits.

                    (1) The Benefit paid to a Participant hereunder shall be reduced by any amount paid by the Company on the Participant's behalf with respect to the participation of the Participant (and person eligible to participate by reason of their relationship to the Participant) in any welfare benefit plan maintained by the Company pursuant to the Participant's election under a cafeteria plan, within the meaning of section 125 of the Code.

                    (2) As part of the Benefits provided under the Plan and in addition to the Benefits payable under Section 5.1(a), the Plan may, in the discretion of the Administrative Committee, pay on behalf of a Participant any amount required with respect to the participation of the Participant (and persons eligible to participate by reason of their relationship with the Participant) in any welfare benefit providing sick or accident benefits maintained by the Company for any periods (including, but not limited to, any period for which the Company has not offered to the Participant the opportunity to elect to have such payment made pursuant to a cafeteria plan or for which the Employee is on Qualifying Layoff but no Benefit is payable hereunder because the Employee has not yet satisfied the One-Week Waiting Period).

     5.2 Benefit Advance. (a) Eligibility. A Participant who would be eligible for a Benefit pursuant to 5.1, except that Section 4.1(b) has not been satisfied because the Participant has not yet received a determination of such Employee's State System Benefit, shall be eligible for an advance on his or her Benefit pursuant to this Section 5.2.

           (b) Amount.  The Amount of the Benefit advance pursuant to this
Section 5.2 shall be $75 per Week of Qualifying Layoff.

           (c) Adjustment. Upon receipt of determination of his or her State System Benefit, a Participant's benefit for each Week for which he or she received a Benefit advance shall be calculated pursuant to Section 5.1, and the Participant shall be entitled to a payment equal to the difference between the Participant's actual Benefit for such Week and the amount of such advance. However, to the extent that any Benefit advance received by a Participant with respect to a Week exceed the Participant's Benefit for such Week, the difference between such advance and the amount of the recalculated Benefit shall be deemed a Benefit overpayment, and shall be subject to
Section 5.5.

     5.3 Duration of Benefits. Benefits shall be payable for so long as the Participant satisfies the Benefit Eligibility requirements in ARTICLE IV up to a maximum of 26 weeks in any period of 52 consecutive weeks.

     5.4 State System Benefit and Other Compensation. A Participant's State System Benefit and Other Compensation for a Week means:

           (a) The amount of State System Benefit received or receivable by the Participant for the Week;

           (b) All pay received or receivable by the Participant from the Company (including vacation pay or pay in lieu of vacation), and any amount of unearned pay computed, as if payable, for hours made available by the Company but not worked, after reasonable notice has been given to the Participant, for such Week;

           (c) All pay received or receivable by the Participant from another employer (excluding pay in lieu of vacation); plus

           (d) The amount of all pay received or receivable for such Week with respect to Service with the military.

     For purposes of item (a) above, the amount of the State System Benefit which would have been received by the Participant, shall be determined as follows:

           (1) If the Participant has an established and currently applicable weekly benefit rate under the State System, such benefit rate plus any dependents allowance; or

           (2) In all other cases, the State System Benefit amount which would apply to an individual having the same number of dependents as the Participant and having weekly earnings equal to the Participant's weekly Salary.

     If the State System Benefit actually received by a Participant for a Week under the State System shall be for less, or more, than a full Week (for reasons other than the Participant's receipt of wages or remuneration for such Week), because:

           (i) He or she has been disqualified or otherwise determined ineligible for a portion of his or her State System Benefit for reasons other than those set forth in Section 4.1(b),

           (ii) The applicable Week includes 1 or more "waiting period effective days", or

           (iii) Of an underpayment or overpayment of a previous State System Benefit,

the amount of the State System Benefit which would otherwise have been paid to the Participant for such Week shall be used in the calculation of State Benefit and Other Compensation for such Week.

     5.5   Benefit Overpayments.

           (a) Repayment by Participant. If the Administrative Committee or Trustee determines that any Benefit(s) paid under the Plan should not have been paid or should have been paid in a lesser amount, written notice thereof shall be mailed to the Participant receiving the Benefit(s) and he or she shall return the amount of overpayment to the Trustee.

           (b) Reduction of Benefits. If the Participant shall fail to return such amount of overpayment promptly, the Trustee shall arrange to reimburse the Trust Fund for the amount of overpayment by making a deduction from any future Benefits payable to the Participant (not to exceed $10 per Week (unless the Participant voluntarily agrees in writing to an amount in excess of $10) or such other amount as required by applicable law, except that no limit shall apply to the amount of such deductions in cases of fraud or willful misrepresentation).

           (c) Reduction of Salary. If the Participant shall fail to return such amount of overpayment promptly and is subsequently reemployed by the Company, the Company shall arrange to reimburse the Trust Fund by making a deduction from the Participant's salary (not to exceed $10 per pay period unless the Participant voluntarily agrees in writing to an amount in excess of $10) until the overpayment has been repaid in full.

     5.6 Receipt of Benefits. Neither the Company's contributions nor any Benefit paid under the Plan shall be considered a part of any Participant's wages for any purpose. No person who receives any Benefit shall for that reason be deemed an Employee of the Company during such period.

     5.7 Termination of Benefits. A Participant's Benefits under the Plan will terminate on the earliest of the following events:

           (a) The expiration of the 26-week period referenced in
Section 5.3;

           (b) The termination of the Plan;

           (c) The earlier of the date the Participant begins working for another employer, resumes employment with the Company or advises the Company that he or she will not continue employment with the Company;

           (d) The date the Participant refuses to return to work with the Company when offered his or her former job or an equivalent job, unless such refusal is for good reason as determined by the Administrative Committee in its sole and absolute discretion; or

           (e) The date of the Participant's death.

If the Participant dies before all Benefits payable to him or her under the Plan have been paid, such Benefits shall be paid to the Participant's estate.


                         ARTICLE VI

       APPLICATION, DETERMINATION OF ELIGIBILITY, AND
               APPEAL PROCEDURES FOR BENEFITS
               ------------------------------

     6.1   Applications.

           (a) Filing of Applications. An application for a Benefit Payment may be filed either in person or by mail in accordance with procedures established by the Administrative Committee. No application for a Benefit shall be accepted unless it is submitted to the Administrative Committee within 60 calendar days after the end of the Week with respect to which it is made; provided, however, that if the amount of the Participant's State System Benefit is adjusted retroactively with the effect of establishing a basis for eligibility for a Benefit or for a Benefit in a greater amount than that previously paid, he or she may apply for a Benefit under the Plan within 60 calendar days after the date on which such basis for eligibility is established.

           (b) Application Information. Except to the extent provided otherwise by the Administrative Committee, applications filed for a Benefit under the Plan must be in writing and include:

               (1) Any information deemed relevant by the Administrative Committee with respect to other benefits received, earnings and the source thereof, dependents, and such other information as the Administrative Committee may require in order to determine whether the Participant is eligible to be paid a Benefit and the amount thereof; and

               (2) The exhibition of the Participant's State System Benefit check or other evidence satisfactory to the Company of his or her receipt of or entitlement to a State System Benefit, and any evidence of any revision in the amount of such State System Benefit.

     6.2   Determination of Eligibility.

           (a) Application Processing by Administrative Committee. When an application is filed for a Benefit under the Plan and the Administrative Committee is furnished with the evidence and information required, the Administrative Committee shall determine the Participant's entitlement to a Benefit.

           (b) Notification to Trustee to Pay. If the Administrative Committee determines that a Benefit is payable, it shall deliver prompt written notice to the Trustee to pay the Benefit.

           (c) Notice of Denial of Benefits. If the Administrative Committee determines that a Participant is not entitled to a Benefit, it shall notify him or her in writing, of the reason(s) for the determination within 90 days unless special circumstances require an extension of time for processing the claim. Such extension shall not exceed 90 days and no extension shall be allowed unless, within the initial 90 day period, the Employee is sent an extension notice indicating the special circumstances requiring the extension and specifying a date by which the Administrative Committee expects to render its final decision. The Administrative Committee's notice of denial to the Employee shall set forth:

               (1) the specific reason or reasons for the denial of the Benefit claim;

               (2) the specific references to pertinent Plan provisions on which the Administrative Committee based its denial;

               (3) a description of any additional material and information needed for the Participant to perfect his or her claim and an explanation of why the material information is needed;

               (4) a statement that the Participant may request a review upon written application to the Administrative Committee, review pertinent Plan documents, and submit issues and comments in writing;

               (5) a statement that any appeal that the Participant wishes to make of the adverse determination must be submitted in writing to the Administrative Committee within 60 days after receipt of the Administrative Committee's notice of denial of the Benefit Claim;

               (6) the name and address of the Administrative Committee to whom the Participant may forward this appeal; and

               (7) a statement that the Participant's failure to appeal the action to the Administrative Committee in writing within the 60 day period will render the determination final, binding, and conclusive.

           (d) Appeals. If the Participant should appeal to the Administrative Committee, he or she, or his or her duly authorized representative may submit in writing, whatever issues and comments he or she, or his or her duly authorized representative, believe to be pertinent and may request a hearing before the Administrative Committee. The Administrative Committee shall re-examine all facts related to the appeal in making a final determination as to whether the denial of the Benefit is justified under the circumstances. The Administrative Committee may elect to hold a hearing in conducting such re-examination of the facts.

     The Administrative Committee shall advise the Participant in writing of its decision on his or her appeal, the specific reasons for the decision and the specific provisions of the Plan on which the decision is based. Except as provided below, the notice of the decision shall be given within 60 days of the Participant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60 day period infeasible, but in no event shall the Administrative Committee render a decision regarding the denial of a claim for a Benefit later than 120 days after its receipt for request for a review.

           (e) Benefits Payable After Appeal. In the event that an appeal with respect to entitlement to a Benefit is decided in favor of the Participant, the Benefit shall be paid to him or her.


                         ARTICLE VII

                 ADMINISTRATION OF THE PLAN
                 --------------------------

     7.1   Powers and Authority of LS&CO.

           (a) LS&CO. LS&CO. shall have such powers and authority as are necessary or appropriate in order to carry out its duties under this ARTICLE VII, including, without limitation, the following:

               (1) To formulate and adopt a program of benefits consistent with the purposes of the Plan. Such a program of benefits shall be described in a benefit schedule, employee benefit booklet, or other form of written instrument.

               (2) To amend the program of benefits at any time, and from time to time, to the extent LS&CO. deems it appropriate and in the best interest of Participants. Except to the extent specifically delegated to the Administrative Committee, LS&CO. shall have full authority to determine all questions of any nature relating to the benefits to be provided under the Plan.

               (3) To determine the nature, type, character and amount of benefits to be provided under the Plan, including the ability to reduce or eliminate benefits entirely under the Plan to the extent permitted by law, and the medium (i.e., insurance contracts, cash) through which such benefits shall be provided.

               (4)  To select and appoint the Administrative Committee.

               (5) To the extent permitted by section 410(b) of ERISA, to purchase insurance for the benefit of the Plan or for the protection of the Administrative Committee, Plan or LS&CO. employees, or other Fiduciaries of the Plan against any losses by reason of errors, omissions, or inadvertent failure to abide by the terms of the Plan.

               (6) To enter into any and all contracts and agreements that LS&CO. may deem necessary or appropriate for carrying out the terms of the Plan and accomplishing the administration and operation thereof.
     Any such contracts and agreements shall be binding and conclusive on the parties hereto and on Participants.

               (7) To borrow money or to guarantee (by guaranty, co-signature, takeout letter, or otherwise) the borrowing of money by any person or entity to enable LS&CO. or the Administrative Committee to do whatever it is hereby expressly, or impliedly authorized to do, and to secure payment for such indebtedness or contingent indebtedness in such manner as it shall deem proper.

               (8) To employ and compensate accountants, brokers, attorneys-in-fact, attorneys-at-law, claims administrators, safety engineers, tax specialists, appraisers or other agents and assistants as LS&CO. deems necessary or appropriate for the operation of the Plan.

               (9) To procure an audit of the books of the Plan and the Trust Fund by a certified public accountant. A copy of each such audit shall be made available, upon request, to the Administrative Committee as soon as is reasonably practicable after it has been prepared, and a copy of such audit shall be kept available for inspection by authorized persons during business hours at the office of the Administrative Committee.

               (10) To procure and maintain, at the expense of the Plan, such bonds as are required by law, together with such additional bonding coverage as LS&CO. may determine for LS&CO., the Administrative Committee, and employees of the Plan, any agents acting on behalf of or retained by the Board and persons to whom fiduciary responsibilities have been delegated pursuant to Sections 9.2 or 9.3 of the Plan.

           (B) LS&CO. Authority. Nothing contained in this Plan shall be deemed to qualify, limit or alter in any manner LS&CO.'s sole and complete authority and discretion to establish, regulate, determine, or modify at any time levels of employment, hours of work, the extent of hiring and Layoff, production schedules, manufacturing methods, the products to be manufactured, where and when work shall be done, marketing of its products, or any other matter related to the conduct of its business or the manner in which its business is to be managed or carried on, in the same manner and to the same extent as if this Plan were not in existence.

     7.2   Powers and Authority of the Administrative Committee.

           (a) Appointment of Administrative Committee. LS&CO. shall appoint the members of an Administrative Committee, which Members may be Participants. In the absence of such appointments, LS&CO. shall function as the Administrative Committee.

           (b) Term. Each member of the Administrative Committee shall serve until his or her successor is appointed. Any member of the Administrative Committee may be removed by LS&CO., with or without cause, and LS&CO. shall have the power to fill any vacancy that may occur. An Administrative Committee member may resign upon written notice to LS&CO..

           (c) Compensation. The members of the Administrative Committee shall serve without compensation for services as such, but LS&CO. shall pay all expenses of the members of the Administrative Committee, including the expenses for any bond required under section 412 of ERISA.

           (d) Power of the Administrative Committee. The Administrative Committee shall administer the Plan. Subject to ARTICLE IX, the Administrative Committee shall have the following powers and duties:

               (1) To direct the administration of the Plan in accordance with the provisions herein set forth;

               (2) To adopt rules of procedure and regulations necessary for the administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

               (3) To determine all questions with respect to rights of Participants under the Plan, including but not limited to rights of eligibility of a Participant to participate in the Plan, receive Benefits under the Plan and the amount of such Benefits;

               (4) To enforce the terms of the Plan and the rules and regulations it adopts;

               (5) To review and render decisions with respect to a claim for or denial of a claim for a Benefit under the Plan;

               (6) To furnish the Company with information that the Company may require for tax or other purposes;

               (7) To prescribe procedures to be followed by Participants in obtaining Benefits;

               (8) To receive from the Company and from Employees such information as shall be necessary for the proper administration of the Plan;

               (9) To select a secretary, who need not be a member of the Administrative Committee; and

               (10) To interpret and construe the Plan, the Trust Agreement and any insurance contracts purchased under the Plan.

The Administrative Committee shall have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any Benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a Benefit under the Plan. Nonetheless, the Administrative Committee shall have absolute discretion in the exercise of its powers in this Plan. All exercises of power by the Administrative Committee hereunder shall be final, conclusive and binding on all interested parties, unless found by a court of competent jurisdiction, in a final judgment that is no longer subject to review or appeal, to be arbitrary and capricious.

           (e) Manner of Action. The decision of a majority of the members of the Administrative Committee appointed and qualified shall control. In case of a vacancy in the membership of the Administrative Committee, the remaining members of the Administrative Committee may exercise any and all of the powers, authorities, duties, and discretions conferred upon such Administrative Committee pending the filling of the vacancy. The Administrative Committee may, but need not, call or hold formal meetings.
Any decisions made or action taken pursuant to written approval of a majority of the then members shall be sufficient. The Administrative Committee shall maintain adequate records of its decisions.

           (f) Authorized Representative. The Administrative Committee may authorize any person to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters, or other documents.

           (g) Exclusive Benefit. The Administrative Committee shall administer the Plan for the exclusive benefit of Participants.

           (h) Interested Member. No member of the Administrative Committee may decide or determine any matter concerning the distribution, nature, or method of settlement of his or her own Benefits under the Plan unless there is only one person acting alone in the capacity as the Administrative Committee.

     7.3   Responsibilities of the Administrative Committee.  The
Administrative Committee shall be responsible for the operation and administration of the Plan, and shall conduct the business and activities of the Plan in accordance with its terms.

     7.4 Administration Procedures and Authority of the Administrative Committee. The Administrative Committee shall have full and complete authority and control over the operation and administration of the Plan. Unless the following responsibilities are allocated and delegated in accordance with the procedures set forth in ARTICLE IX hereof, the Administrative Committee shall have the following authority:

           (a) Claims Procedures: To prescribe procedures to be followed by persons in filing claims for a Benefit under the Plan, and to designate the forms of documents, evidence, and such other information as the Administrative Committee may reasonably deem necessary, desirable, or convenient to support a claim for a Benefit under the Plan.

           (b) Claims Review: To determine the right of any person to receive a Benefit hereunder or select an agent to make such determinations. In the event that the Administrative Committee employs an agent to process claims for Benefits under the Plan, the references to the Administrative Committee in ARTICLE VI shall be deemed to also refer to such agent.

           (c) Records: To maintain books of account, records, and other data that may be necessary for the proper administration and operation of the Plan, and a record of all of its transactions, meetings, and actions. All said books, records, and data shall be available at the office of the Administrative Committee during business hours for inspection by authorized representatives of the Company.

           (d) Rules, etc.: To adopt such rules, regulations, actuarial tables, forms, and procedures from time to time as the Administrative Committee deems advisable and appropriate for the proper administration of the Plan; provided, however, that such regulations, actuarial tables, forms, and procedures must be consistent with the terms of the Plan and must not modify or otherwise increase the obligations and responsibilities of the Company.

           (e) Reporting: To prepare, execute, file, and retain a copy for the Plan records of all reports required by law that are deemed by the Administrative Committee to be necessary or appropriate for the proper administration and operation of the Plan. The Administrative Committee shall furnish the Company, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate.

     7.5 Power to Do All Necessary Acts. Enumeration of any power herein shall not be by way of limitation, but shall be cumulative and construed as full and complete power in favor of the Administrative Committee. In addition to the authority specifically granted herein, the Administrative Committee shall have such power to do all acts as may be deemed necessary for full and complete management and administration of the Plan.

     7.6 Determination of Qualifying Layoff. (a) Primary Authority. Any other provision of this Plan allocating responsibility for actions hereunder notwithstanding, each of the Senior Vice President of the Company responsible for the personnel function and the Senior Vice President of the Company responsible for production in the United States, or in the event that the title of the person responsible for either of such functions is changed, then the person who is responsible for such function, shall, in his or her sole discretion, determine whether:

           (1) A Layoff constitutes a Qualifying Layoff within the meaning of
Section 2.1(p); and

           (2) A Layoff which would not otherwise constitute a Qualifying Layoff for reasons other than Sections 2.1(p)(1)(ii) or (vi) shall constitute a Qualifying Layoff.

               (b) Delegation. Any person authorized to determine the occurrence of a Qualifying Layoff pursuant to Section 7.6(a) may delegate such authority in writing; provided, however, that no Layoff may be determined to be a Qualifying Layoff for more than four weeks pursuant to the authority delegated under this Section 7.6(b).


                        ARTICLE VIII

            PARTICIPANT ADMINISTRATIVE PROVISIONS
            -------------------------------------

     8.1 Personal Data to Administrative Committee. Each Participant must furnish to the Administrative Committee evidence, data, or information as the Administrative Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of the Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will promptly furnish full, true, and complete evidence, data, and information when requested by the Administrative Committee, provided the Administrative Committee shall advise each Participant of the effect of his or her failure to comply with its request.

     8.2 Address for Notification. Each Participant shall file with the Administrative Committee, in writing, his or her post office address, and each subsequent change of such post office address. Any payment or distribution hereunder, and any communication addressed to a Participant shall be proper if directed to the last address filed with the Administrative Committee, or if no address has been filed, then the last address indicated on the records of the Company, and shall be deemed to have been delivered to the Participant on the date specified in Section 14.11. If the Administrative Committee, for any reason, is in doubt as to whether Benefit payments are being received by the Participant, it shall, by registered mail addressed to the Participant, at his or her address last known to the Administrative Committee, notify such Participant that all unmailed and future Benefit payments shall be henceforth withheld until he or she provides the Administrative Committee with evidence of his or her continued life and his or her proper mailing address.

     8.3 Information Available. Any Participant in the Plan may examine copies of the Plan description, latest annual report, the Plan, contract, or any other instrument under which the Plan was established or is operated. The Administrative Committee shall maintain all of the items listed in this
Section 8.3 in its office, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant the Administrative Committee shall furnish him or her with a copy of any item listed in this Section 8.3. The Administrative Committee may make a reasonable charge to the requesting Participant for the copy so furnished.


                         ARTICLE IX

                      FIDUCIARY DUTIES
                      ----------------

     9.1 Fiduciaries. The "Fiduciaries" (herein so called) of the Plan shall consist of LS&CO.; the Administrative Committee; and such other person or persons that are designated to carry out fiduciary responsibilities under the Plan. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. A Fiduciary may employ one or more persons to render advice with regard to any responsibility such Fiduciary has under the Plan.

     9.2 Allocation of Responsibilities. The powers and responsibilities of the Fiduciaries are hereby allocated as indicated below:

           (a) LS&CO. LS&CO. shall be responsible for all functions assigned or reserved to it under the Plan. Any authority assigned or reserved to LS&CO. under the Plan shall be exercised by resolution of the appropriate representatives of LS&CO., or action by a delegate thereof.

           (b) Administrative Committee. The Administrative Committee shall have the responsibility and authority to control the operation and administration of the Plan in accordance with the terms of the Plan, except with respect to duties and responsibilities specifically allocated to other Fiduciaries.

           (c) Allocations. Powers and responsibilities may be allocated to other Fiduciaries in accordance with Section 9.3 hereof, or as otherwise provided in the Plan.

This Section 9.2 is intended to allocate to each Fiduciary the individual responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such Fiduciaries unless such sharing shall be provided by a specified provision of the Plan.

     9.3 Procedures for Delegation and Allocation of Responsibilities. Fiduciary responsibilities may be allocated as follows:

           (a) The Administrative Committee may specifically allocate responsibilities to a specified member or members of the Administrative Committee.

           (b) LS&CO. may designate a person or persons other than a Fiduciary to carry out fiduciary responsibilities allocated to LS&CO. or the Administrative Committee under the Plan; provided, however, that no such designation shall cause any person or persons employed to perform ministerial acts and services for the Plan to be deemed Fiduciaries of the Plan.

           (c) The Administrative Committee may designate a person or persons other than a Fiduciary to carry out fiduciary responsibilities allocated to the Administrative Committee under the Plan; provided, however, that no such designation shall cause any person or persons employed to perform ministerial acts and services for the Plan to be deemed Fiduciaries of the Plan.

Any allocation of responsibilities pursuant to this Section 9.3 shall be made by filing a written notice thereof with the Company and the Administrative Committee specifically designating the person or persons to whom such responsibilities or duties are allocated and specifically setting out the particular duties and responsibilities with respect to which the allocation or designation is made.

     9.4 General Fiduciary Standards. Subject to Section 9.5 hereof, a Fiduciary shall discharge his or her duties with respect to this Plan solely in the interest of Participants and:

           (a) For the exclusive purpose of providing Benefits to Participants and defraying reasonable expenses of administering the Plan;

           (b) With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

           (c) In accordance with the documents and instruments governing the Plan, insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.

     9.5   Allocation of Fiduciary Liability.

           (a) Liability Among Co-Fiduciaries. Except for any liability which he or she may have under ERISA, a Fiduciary shall not be liable for a breach of a fiduciary duty or responsibility by another Fiduciary except in the following circumstances:

               (1) He or she participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other Fiduciary, knowing such act or omission is a breach;

               (2) By his or her failure to comply with the general fiduciary standards set out in Section 9.4 hereof in the administration of his or her specific responsibilities which give rise to his or her status as a Fiduciary, he or she has enabled such other Fiduciary to commit a breach; or

               (3) He or she has knowledge of a breach by such other Fiduciary and he or she does not undertake reasonable efforts under the circumstances to remedy the breach.

           (b) Liability Where Allocation is in Effect. To the extent that fiduciary responsibilities are specifically allocated by a Fiduciary, or pursuant to the express terms hereof, to any person or persons, then such Fiduciary shall not be liable for any act or omission of such person in carrying out such responsibility except to the extent that the Fiduciary violated this Section 9.5 with respect to such allocation or designation, the establishment or implementation of the procedure for making such an allocation or designation, continuing the allocation or designation, or the Fiduciary would otherwise be liable in accordance with this Section 9.5.

           (c) No Responsibility for LS&CO. Action. The Administrative Committee shall not have any obligation nor responsibility with respect to any action required by the Plan to be taken by LS&CO. or for the failure of LS&CO. to act or make any payment or contribution, or to otherwise provide any Benefit contemplated under this Plan.

           (d) No Responsibility for Administrative Committee Action. LS&CO. shall not have any obligation or responsibility with respect to any action required by the Plan to be taken by the Administrative Committee, or for the failure of the Administrative Committee to act or make any payment or contribution, or to otherwise provide any Benefit contemplated hereunder.

           (e) No Duty to Inquire. The Administrative Committee shall not have any obligation to inquire into or be responsible for any action or failure to act on the part of the others.

           (f) Successor Fiduciary. No Fiduciary shall be liable with respect to any breach of fiduciary duty if such breach was committed before he or she became a Fiduciary or after he or she ceased to be a Fiduciary.

     9.6 Indemnification of Fiduciaries. LS&CO. indemnifies and saves harmless the members of the Administrative Committee, and each of them, and any and all other individual Fiduciaries from and against any and all loss resulting from liability to which any Fiduciary may be subjected by reason of any act or conduct (except willful or reckless misconduct) in their official capacities in the administration of this Plan, including all expenses reasonably incurred in their defense, in case LS&Co. fails to provide such defense. The indemnification provisions of this Section 9.6 shall not relieve the members of the Administrative Committee or any other Fiduciary from any liability he or she may have under the terms of the Plan or under ERISA for breach of a fiduciary duty.



                          ARTICLE X

              FINANCIAL PROVISIONS AND REPORTS
              --------------------------------

     10.1 Establishment of Trust Fund. LS&CO. shall establish and maintain a Trust Fund in accordance with the terms of this Plan and the Trust Agreement. The Company's contributions shall be made into the Trust Fund by the Company. Benefits payable under the Plan shall be payable from the assets of the Trust Fund to the extent that such assets are sufficient. If the assets of the Trust Fund are not sufficient to pay for all Benefits under the Plan, the remainder of such Benefits shall be paid by the Participating Company whose Employees are entitled to Benefits under the Plan. In no event shall any Participating Company be obligated to pay for the contributions or Benefits of any other Participating Company under the Plan.

     10.2 Maximum Funding. Nothing in the Plan or the Trust Agreement shall require the Company to make contributions to the Trust Fund in any year to the extent that such contributions would not be allowed as deductions by the Company in such taxable year pursuant to section 419(a) of the Code.

     10.3 Company Contributions. The Company shall contribute to the Trust Fund, from time to time, the amounts which the Company, in its discretion, determines are necessary to provide the Benefits which become payable under the Plan. In the event that the Administrative Committee determines that the amounts in the Trust Fund are insufficient to provide unpaid Benefits which have become payable under the Plan, or are reasonably expected to become payable under the Plan during the four consecutive pay periods following such determination, the Administrative Committee shall advise the Company of the amount of the contribution required, when added to existing amounts in the Trust Fund, to pay such Benefits, and the Company shall contribute such amounts to the Trust Fund.

     10.4 Effect of Withholding. If the Company at any time shall be required to withhold any amount from any contribution to the Trust Fund by reason of any federal, state or municipal law or regulation, the Company shall have the right to deduct such amount from the contribution and pay only the balance to the Trust Fund.

     10.5  Liability.

           (a) The provisions of these ARTICLES I through XII, together with the provisions of the Trust Agreement constitute the entire Plan. The provisions of this ARTICLE X with respect to contributions express each and every obligation of the Company with respect to the financing of the Plan and providing for Benefits.

     The Company shall not be obligated to make up, or to provide for making up, any depreciation or loss arising from depreciation, in the value of the securities held in the Trust Fund and none of the Trustee, the Administrative Committee or any Participant shall call upon the Company to make up, or to provide for making up, any such depreciation or loss.

     Notwithstanding the above provisions, nothing in this Section 10.5 shall be deemed to relieve any person from liability for willful misconduct or fraud.

     10.6 No Vested Interest. No Participant shall have any right, title, or interest in or to any of the assets of the Trust Fund, or in or to any Company contribution thereto.

     10.7  Cost of Administering the Plan.

           (a) Expense of Trustee. The cost and expenses incurred by the Trustee under the Plan and the fees charged by the Trustee shall be charged to the Trust Fund; provided, however, that the Company may, in its discretion, directly pay administration fees (including fees of the Trustee).

           (b) Cost of Services. To the extent requested by the Company, the Company shall be reimbursed each year from the Trust Fund for the cost to the Company of bank fees and auditing fees.

           (c) Cost of Recovery. The Trust Fund shall be authorized to receive payments from an approved collection agency employed to recover Plan overpayments. The Trustee shall be authorized to pay reasonable fees to the collection agency for services rendered. A summary of payments received and fees paid shall be provided to the Company by the agency.

     10.8 Benefit Payment Drafts Not Presented. If the Trustee has segregated any portion of the Fund in connection with any determination that a Benefit is payable under the Plan and the amount of such Benefit is not claimed within a period of 2 years from the date of such determination, such amount shall revert to the Trust Fund.



                         ARTICLE XI

            AMENDMENT AND TERMINATION OF THE PLAN
            -------------------------------------

     11.1 Amendment and Termination. LS&CO. specifically reserves the right at any time by an instrument in writing, to modify, alter or amend this Plan, in whole or in part, prospectively or retroactively. LS&CO. intends to continue the Plan described herein; however, LS&CO. specifically reserves the right to increase, reduce or eliminate Benefits provided pursuant to the Plan as they currently exist, or may hereafter exist, by amendment, suspension or termination of the Plan described herein at any time and for any reason, except that no modification, alteration, amendment, suspension or termination of the Plan may be made which would diminish any accrued Benefits (arising from incurred but unpaid claims) of Participants existing prior to the effective date of the amendment, suspension or termination.

     Upon any termination of the Plan, the Plan shall terminate in all respects except that the assets then remaining in the Trust Fund shall be used to pay expenses of administration and to pay Benefits to eligible Participants. The remainder of the assets of the Trust Fund, if any, shall be returned to LS&CO. or the appropriate Participating Company.

     11.2 Effect of Revocation of Federal Rulings. If any rulings which have been or may be obtained by LS&CO. holding that contributions to the Trust Fund shall constitute currently deductible expenses under the Code, as now in effect or as it may be hereafter amended, or under any other applicable federal income tax law shall be revoked or modified in such manner as no longer to be satisfactory to LS&CO., all obligations of the Company under the Plan shall cease and the Plan shall thereupon terminate and be of no further effect except for the purposes of disposing of the assets of the Trust Fund as set forth in this Section 12.2.

     11.3 Notice of Change in Terms. The Administrative Committee, within the time prescribed by ERISA and applicable regulations, shall furnish all Participants a summary description of any material amendment to the Plan or notice of discontinuance of contributions or termination of the Plan and all other information required by ERISA to be furnished without charge.


                         ARTICLE XII

                 CONTROVERSIES AND DISPUTES
                 --------------------------

     12.1 Reliance Upon Records. In any controversy, claim, demand, suit at law or in equity, or other proceeding between any Participant or any other person or the Administrative Committee, the Administrative Committee shall be entitled to rely upon any facts appearing in the records maintained pursuant to the Plan, any facts that are certified to the Administrative Committee, any facts which are of public record, and any other evidence pertinent to the issues involved.

     12.2 Determination by Administrative Committee Binding. All questions or controversies of whatever character arising in any manner or between any parties or persons in connection with the Plan, or the operation thereof, whether relating to Benefits claimed hereunder, the construction of provisions, the interpretation of the Plan, the rules and regulations adopted by the Administrative Committee hereunder, any writing, decision, instrument, or accounts relating to the operation or administration of the Plan, or otherwise, shall be submitted to the Administrative Committee or its designee for decision pursuant to Section 6.1 hereof, and shall be binding upon all persons dealing with the Plan or claiming any Benefit thereunder, subject to only such judicial review as may be in harmony with ERISA.

     12.3 Compromise. The Administrative Committee may, in its sole and absolute discretion, compromise or settle any claim or controversy, and any decision made by the Administrative Committee in compromise or settlement of a claim or controversy, or any compromise or settlement agreement entered into by the Administrative Committee shall be binding and conclusive upon all parties, subject only to such judicial review as may be in harmony with ERISA.

     12.4 Right to Obtain Adjudication of Disputes. In the event that any question or dispute shall arise as to the proper person or persons to whom any Benefit payments shall be made hereunder, the Administrative Committee may withhold such payment until an adjudication of such question or dispute, satisfactory to the Administrative Committee, in its sole discretion, shall have been made, or the Administrative Committee shall have been adequately indemnified against any loss that may result from such payment.


                        ARTICLE XIII

                        MISCELLANEOUS
                        -------------

     13.1 Limitations on Participants' Rights and Nature of Benefits. The Plan shall not be deemed to constitute a contract of employment between the Company and any Participant or to be a consideration for or an inducement for the employment of any Participant by the Company. Participation in the Plan shall not give any Participant the right to be retained in the Company's employ.

     13.2 No Assignment Permitted. No Participant or creditor of a Participant shall have any right to assign, pledge, hypothecate, anticipate or in any way create a lien upon amounts payable pursuant to the terms of the Plan, except as provided under this Section 13.2 or ERISA. All payments to be made to Participants shall be made only upon their personal receipt or endorsement, and no interest in the Plan shall be subject to assignment or transfer or otherwise alienable, either by voluntary or involuntary act or by operation of law, or subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of Participants, except as provided in this Section 13.2 or ERISA. This Section 13.2 shall not preclude arrangements for the recovery of overpayments, or arrangements for direct deposits of payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation). In addition, this Section 13.2 shall not preclude the Administrative Committee from distributing any Benefits payable hereunder pursuant to the terms of a decree of court of competent jurisdiction to the extent that complying with such decree does not violate ERISA.

     13.3 Payments to Minors and Incompetents. If a Participant entitled to receive any Benefits under the Plan is a minor or is deemed by the Administrative Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such Benefits, such Benefits shall be paid to such person, to his or her duly appointed guardian, or to his or her spouse or to another person charged with the legal obligation of his or her support, to be expended for his or her benefit, as the Administrative Committee shall designate, in its sole and absolute discretion. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan. Neither the Company or the Administrative Committee shall be obligated to verify that any such payment was actually made to or on behalf of the Participant.

     13.4 Withholding. The Administrative Committee reserves the right to withhold, or authorize the Trustee to withhold, from payments under the Plan amounts attributable to Federal and state income tax, FICA and FUTA taxes, and other taxes or charges required by law or regulation to be withheld from amounts payable under the Plan. The Administrative Committee's determination as to whether such withholding is required shall be binding and conclusive upon all persons whomsoever; provided that the Administrative Committee may review and revise its determination, in its sole and absolute discretion.

     13.5 Execution of Receipts and Releases. Any payment to any Participant, or to his or her legal representative, in accordance with the provisions of the Plan, shall to the extent thereof, be in full satisfaction of all claims hereunder against the Company and the Plan. To the extent permitted by law, the Administrative Committee may require such Participant or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor in such form as it shall determine.

     13.6 Company Records. Records of the Company as to an Employee's period of employment, termination of employment and the reason therefor, leaves of absence, reemployment, and Salary are presumed correct and will be conclusive on all persons, unless manifestly incorrect.

     13.7 Interpretations and Adjustments. Except as herein provided with respect to claims for Benefits under the Plan, an interpretation of the Plan and a decision on any matter within a Fiduciary's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he or she considers equitable and practicable.

     13.8 Uniform Rules. In the administration of the Plan, uniform rules will be applied to all Participants similarly situated.

     13.9 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information that the person acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

     13.10 Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     13.11 Notice. Any notice required to be given herein shall be deemed delivered, when personally delivered or placed in the United States mails, addressed with postage prepaid.

     13.12 Waiver of Notice. Any person entitled to notice under the Plan may waive the notice.

     13.13 Successors. The Plan shall be binding upon all persons entitled to Benefits under the Plan, their respective heirs and legal representatives, the Company and its successors and assigns, and the Administrative Committee and its respective successor.

     13.14 Headings. The titles and headings of ARTICLES and Sections are included for convenience of reference only and are not to be considered in construing the provisions of the Plan.

     13.15 Word Usage. Words used in the masculine gender shall apply to the feminine gender where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural. The words "herein", "hereof", "hereinafter" and other conjunctive uses of the word "here" shall be construed as a reference to another portion of the Plan. Uses of the terms "Section" or "ARTICLES" as a cross-reference will be to other Sections or ARTICLES contained in the Plan and not to another instrument, document or publication unless specifically stated otherwise.

     13.16 Calculation of Time. In determining time within which an event or action is to take place for purposes of the Plan, no fraction of a day shall be considered, and any act, the performance of which would fall on a Saturday, Sunday, holiday or other non-business day, may be performed on the next following business day.

     13.17 Construction. LS&CO. intends that the Plan be qualified under the applicable provisions of ERISA and all provisions hereof shall be construed to that result. To the extent that ERISA is not applicable, all questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of California.

     IN WITNESS WHEREOF, LS&CO. has caused this Plan to be executed and its corporate seal to be hereunto affixed by its duly authorized officers, this 9 day of July, 1992.

                                          LEVI STRAUSS & CO.



                                          By:
                                               ------------------------------
                                                 Its:
                                                       ----------------------
                         SCHEDULE I

     Effective as of the date set forth below, the provisions of the Plan apply without modification for Employees at the following locations:


                 Location                              Date
                 --------                              ----

        a. All LS&CO. locations                 a. Effective Date
           within the State of Texas
                    MERGER AND AMENDMENT

                        -------------

                     LEVI STRAUSS & CO.
           SUPPLEMENTAL UNEMPLOYMENT BENEFIT PLAN


     WHEREAS, Levi Strauss & Co. (the "Company") has adopted and amended the Levi Strauss & Co. Supplemental Unemployment Benefit Plan (the "SUB Plan") to provide certain supplemental unemployment benefits ("SUB benefits") to eligible employees at specified facilities;

     WHEREAS, the Board of Directors of the Company has approved the establishment of a supplemental unemployment benefit plan or plans to expand the availability of SUB benefits to additional employees;

     WHEREAS, the Company has established the Levi Strauss & Co. Supplemental Unemployment Benefit Plan - Tennessee (the "Tennessee SUB Plan") to provide SUB benefits to eligible employees at the Company's facilities in the State of Tennessee;

     WHEREAS, the Company desires to standardize the SUB benefits provided to its employees and simplify the administration of such benefits by merging the Tennessee SUB Plan into the SUB Plan and amending the SUB Plan to provide SUB benefits thereunder to employees at the Company's Tennessee facilities;

     WHEREAS, the Board of Directors of the Company has authorized any officer to take any and all actions necessary to establish and implement such plan or plans;

     NOW, THEREFORE,

     1.   The Tennessee SUB Plan is merged into the SUB Plan.

     2. Schedule I at the end of the existing SUB Plan is amended in its entirety to read as follows:
                         SCHEDULE I

     Effective as of the date set forth below, the provisions of the Plan apply without modification for Employees at the following locations:


         Location                                        Date
         --------                                        ----

a.  All LS&CO. locations                          a. Effective Date
    within the State of Texas

b.  All LS&CO. locations                          b. Effective Date
    within the State of Georgia

c.  All LS&CO. locations                          c. August 1, 1992*
    within the State of Arkansas

d.  All LS&CO. locations                          d. August 1, 1992*
    within the State of North Carolina

e.  All LS&CO. locations                          e. August 1, 1992*
    within the State of Virginia

f.  All LS&CO. locations                          f. August 1, 1992*
    within the State of New Mexico

g.  All LS&CO. locations                          g. August 1, 1992*
    within the State of Kentucky

h.  All LS&CO. locations                          h. August 1, 1992*
    within the State of Mississippi

i.  All LS&CO. locations                          i. November 30, 1992*
    within the State of Tennessee

* or, if later, the effective date, if any, of the appropriate state agency's approval of the Plan or the state agency's policy decision regarding the Plan
     IN WITNESS WHEREOF, the undersigned has set her hand hereunto on November __, 1992.

                               -----------------------
                               Donna J. Goya
                               Senior Vice President
                          AMENDMENT

                        -------------

                     LEVI STRAUSS & CO.
           SUPPLEMENTAL UNEMPLOYMENT BENEFIT PLAN


     WHEREAS, Levi Strauss & Co. (the "Company") has adopted and amended the Levi Strauss & Co. Supplemental Unemployment Benefit Plan (the "SUB Plan") to provide certain supplemental unemployment benefits ("SUB benefits") to eligible employees at specified facilities;

     WHEREAS, the Company desires to amend the SUB Plan to clarify the circumstances under which SUB Benefits are offset by imputed state unemployment benefits;

     WHEREAS, the Board of Directors of the Company has approved the establishment of a supplemental unemployment benefit plan or plans to expand the availability of SUB benefits to additional employees;

     WHEREAS, pursuant to collective bargaining, the Company has negotiated the provision of SUB Benefits, under certain circumstances, to employees at its Customer Service Centers in Florence, Kentucky; Little Rock, Arkansas; Henderson, Nevada and Canton, Mississippi;

     WHEREAS, the Company desires to amend the SUB Plan to provide such SUB benefits to employees at the Company's Florence, Little Rock, Henderson and Canton Customer Service Centers; and

     WHEREAS, the Board of Directors of the Company has authorized any officer to take any and all actions necessary to establish and implement such plan or plans;

     NOW, THEREFORE,

1. The final paragraph of Section 5.4 of the SUB Plan is amended in its entirety to read as set forth below:

          If the State System Benefit actually received by a Participant for a Week under the State System shall be for less, or more, than a full Week (for reasons other than the Participant's receipt of wages or remuneration for such Week), because:

               (i) He or she has been disqualified or otherwise determined ineligible for a portion of his or her State System Benefit for reasons other than those set forth in Section 4.1(b); or

               (ii) Of an underpayment or overpayment of a previous State System Benefit,

     the amount of the State System Benefit which would otherwise have been paid to the Participant for such Week shall be used in the calculation of State Benefit and Other Compensation for such Week.

2. The SUB Plan is hereby amended by the addition of a new Schedule II, to read as set forth below:

                         SCHEDULE II
                         -----------

     1. Scope. (a) Participants. The provisions of this Schedule apply to any Employee employed at the Company's Customer Service Centers identified in Section 4 below (each such Customer Service Center, the "CSC"), as of the date specified in Section 4.

          (b) Application. Any other provisions of the Plan notwithstanding, the provisions of this Schedule shall apply with respect to the Participants described in (a) above. Participants described in (a) above who are not eligible for a Benefit pursuant to this Schedule shall not otherwise be entitled to a Benefit under this Plan. However, the provisions of the Plan, including, but not limited to, Articles IV and V, shall apply with respect to matters not addressed in this Schedule.

     2. Eligible Layoff. A Participant under this Schedule shall be deemed to be on Layoff only if such Participant's absence from work is for reasons of mandatory layoff with the right of recall.

     3. Determination of Qualifying Layoff. Section 7.6 of the Plan notwithstanding, a Layoff shall constitute a Qualifying Layoff only if the Layoff is caused by (a) the addition of a major product line to the products handled at the CSC, (b) the removal of a major product from line the CSC, or (c) a change in technology.

     4. Applicable CSCs and Effective Dates. This Schedule II is effective for the employees of each of the CSCs identified below as of the date provided opposite such CSC:

                      CSC                            Effective Date
                      ---                            --------------

          a.   Florence, Kentucky                   February 25, 1993
               (Location 15S)

          b.   Little Rock, Arkansas                February 25, 1993
               (Location 11S)

          c.   Henderson, Nevada                    February 25, 1993
               (Location 4S)

          d.   Canton, Mississippi                  February 15, 1994
               (Location 2S)


     IN WITNESS WHEREOF, the undersigned has set her hand hereunto on May __, 1993.

                               -----------------------
                               Donna J. Goya
                               Senior Vice President